POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of JEROME E. SCHWIND, DEBRA A. CAMPBELL and JENNIFER L. GILL, and each of them acting singly, as the undersigned's true and lawful attorneys-in-fact and agents, with full powers of substitution or revocation, to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;

(2) act as an account administrator of the undersigned's EDGAR account and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Isabella Bank Corporation (the "Company"), beneficial ownership reports in accordance with Section 16(a) of the Exchange Act and the rules implemented thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such beneficial ownership reports in accordance with Section 16(a) of the Exchange Act, including Form 3, 4 or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact, each acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers therein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports required by Section 16(a) of the Exchange Act or any rule or regulation of the SEC with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, and the authority of the undersigned's attorneys-in-fact and agents hereunder shall not terminate on the undersigned's disability but shall remain in full force and effect for so long as the undersigned is an officer or director of the Company and for such time thereafter as may be necessary to file any such reports.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of October 2025.

[signature]

Brian B. Tessin

Subscribed and sworn before me this 15 day of October, 2025

Brianne Sue Fischer

Signature of Notary Public

Brianne Sue Fischer
Notary Public of Michigan
Bay County
Expires 08/28/2026
Acting in the County of Midland
Notary Stamp